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EXHIBIT 10.9

LKQ CORPORATION

1998 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED
as of August 5, 2005

ARTICLE 1
ESTABLISHMENT, OBJECTIVES, AND DURATION

        1.1    Establishment of the Plan. LKQ Corporation,    a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the LKQ 1998 Equity Incentive Plan (hereinafter referred to as the "Plan") as set forth in this document. The Plan became effective as of February 13, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose of the Plan.    The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer to certain present and future executives, key personnel and other persons affiliated with the Company stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their relationship with the Company or subsidiaries or affiliated companies.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan provisions.

ARTICLE 2
DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

        "AWARD AGREEMENT" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards granted under this Plan. The Participant's acceptance of the terms of the Award Agreement shall be evidenced by his or her continued employment without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.

        "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

        "CAUSE" shall mean, with respect to termination of a Participant's employment, consulting arrangement or other affiliation, the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

        (i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "cause" (or similar words) or a

"cause" termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment or consulting arrangement is due to the willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant's Disability), the Participant's dishonesty or theft, the Participant's violation of any obligations or duties under any employee agreement, or the Participant's gross negligence or willful misconduct; or

        (ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "cause" (or similar words) and a "cause" termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement is or would be deemed to be for "cause" (or similar words) as defined in such agreement.

        No act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

        "CHANGE OF CONTROL" of the Company shall mean:

        (a) the Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

        (b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

        (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the issued and outstanding shares of voting securities of the Company; or

        (d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

        "COMMITTEE" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Awards.

        "COMMON STOCK" means the common stock of the Company.

        "COMPANY" means LKQ Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 17 herein.

        "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

        "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience.

        "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.

        "EMPLOYEE" means any employee of the Company or any Subsidiary.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        "FAIR MARKET VALUE" means (a) if the Common Stock is not listed or traded on a stock exchange or market, the value of the Common Stock determined in good faith by the Committee; or (b) if the Common Stock is listed or traded on a stock exchange or market, (i) for purposes of setting any Option Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, or unless the Committee otherwise determines, means as of the date of the Award, the average of the closing sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on each of the five trading dates immediately preceding such date; and (ii) for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option, for purposes of the valuation of any Shares withheld in payment of the Option Price or to pay taxes due on an Award, or for purposes of the exercise of any SAR or conversion of a Performance Unit, means the average of the high and low sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on the date of exercise (or if the date of exercise is not a trading day, on the trading day next preceding the date of exercise).

        "FREESTANDING SAR" means a stock appreciation right that is granted independently of any Options, as described in Article 7 herein.

        "GOOD REASON" shall mean, with respect to the termination of a Participant's employment or consulting arrangement,

        (i) in the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define "good reason" (or similar words) or a "good reason" termination would not be permitted under such agreement at that time because other conditions were not satisfied, a voluntary termination of an employment or consulting arrangement due to "good reason" as the Committee, in its sole discretion, decides to treat as a "Good Reason" termination; or

        (ii) in the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "good reason" (or similar words) and a "good reason" termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement is or would be deemed to be for "good reason" (or similar words) as defined in such agreement.

        "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

        "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

        "NAMED EXECUTIVE OFFICER" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

        "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Section 422 of the Code.

        "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        "PARTICIPANT" means a Person who or which has outstanding an Award granted under the Plan.

        "PERFORMANCE-BASED EXCEPTION" means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.

        "PERFORMANCE PERIOD" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

        "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

        "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

        "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein. Except as provided in Aritcle 8 herein, the Period of Restriction shall be a minimum of one year for Awards that include a performance-based condition or restriction and a minimum of three years for Awards that do not include a performance-based condition or restriction.

        "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

        "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

        "RETIREMENT" means the Participant's termination of employment with the Company or its Subsidiaries under circumstances which the Committee determines, in its sole discretion, that qualify as a Retirement termination from the Company.

        "SHARES" means shares of Common Stock of the Company.

        "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

        "SUBSIDIARY" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

        "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

ARTICLE 3
ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered by the Committee appointed by the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

        3.2    Authority of the Committee.    Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

        3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

        4.1    Shares Available for Awards.    The aggregate number of Shares which may be issued for or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 7,000,000 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Upon (a) a payout of a Freestanding SAR, Tandem SAR, or Restricted Stock award in the form of cash; (b) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award; or (c) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option or payout of any Award with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, then the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

        4.2    Individual Participant Limitations.    Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

        (a) Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock, Performance Units and Performance Shares to be paid out in Shares) that may be granted in any one fiscal year to a Participant shall be 300,000.

        (b) The maximum aggregate cash payout (including Performance Units and Performance Shares paid out in cash) with respect to Awards granted in any one fiscal year which may be made to any Participant shall be $1,000,000.

        4.3    Adjustments in Authorized Shares.    In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

        5.1    Eligibility.    Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, and other Persons affiliated with the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6
STOCK OPTIONS

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.

        6.3    Option Price.    The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof or to the extent provided in the Award Agreement.

        6.4    Duration of Options.    Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

        6.5    Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6    Payment.    Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

        (a) in cash or its equivalent,

        (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price,

        (c) by a combination of (a) and (b).

        The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        In connection with the exercise of Options granted under the Plan, the Company may make loans to the Participants as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, Shares having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan.

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Relationship.    Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14, in the event that a Participant's

Option Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

        (a) In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall termination immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such termination shall be exercisable for the lesser of (i) 30 days following the date of termination or (ii) the expiration date of the Option, unless the termination was for Cause.

        (b) In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all Options shall immediately become fully vested on the date of termination.

        (c) Subject to Article 14, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to death or Disability, all Options in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the Option.

        (d) Subject to Article 14, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to Retirement, all Options in which the Participant has a vested right upon termination shall be exercisable for the lesser of (i) three years following the date of termination or (ii) the expiration date of the Option.

  6.9 Nontransferability of Options.

        (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

        (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7
STOCK APPRECIATION RIGHTS

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the grant price of Freestanding SARs which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not subsequently be changed by the Committee except pursuant to Section 4.3 hereof.

        7.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related

Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.3    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

        7.4    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.5    Term of SARs.    The term of an SAR granted under the plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten (10) years.

        7.6    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

        (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

        (b) The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        7.7    Termination of Relationship.    Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14, in the event that a Participant's SAR Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

        (a) In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all SARs held by the Participant shall expire and all rights thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all SARs to which the Participant has a vested right immediately prior to such termination shall be exercisable for the lesser of (i) 30 days following the date of termination or (ii) the expiration date of the SAR, unless the termination was for Cause.

        (b) In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all SARs shall immediately become fully vested on the date of termination.

        (c) Subject to Article 14, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to death or Disability, all SARs in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the SAR.

        (d) Subject to Article 14, in the event of termination of a Participant's employment, consulting arrangement or other affiliation due to Retirement, all SARs in which the Participant has a vested right upon termination shall be exercisable for the lesser of (i) three years following the date of termination or (ii) the expiration date of the SAR.

        7.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8
RESTRICTED STOCK

        8.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

        8.2    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

        8.4    Other Restrictions.    Subject to Article 10 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting which may or may not be following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

        8.5    Voting Rights.    Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

        8.6    Dividends and other Distributions.    Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based

Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

        8.7    Termination of Relationship.    Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant's employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however, that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination. Subject to Article 14, in the event that a Participant's Restricted Stock Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

        (a) In the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death or Disability, all Shares of Restricted Stock which are unvested at the date of termination shall be forfeited to the Company.

        (b) Unless the Award qualifies for the Performance-Based Exception, in the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all Shares of Restricted Stock of such participant shall immediately become fully vested on the date of termination and the restrictions shall lapse.

ARTICLE 9
PERFORMANCE UNITS AND PERFORMANCE SHARES

        9.1    Grant of Performance Units/Shares.    Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        9.2    Value of Performance Units/Shares.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be referred to as a "Performance Period" and the Performance Period shall be a minimum of one year.

        9.3    Earning of Performance Units/Shares.    Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function to the extent to which the corresponding performance goals have been achieved, as established by the Committee.

        9.4    Form and Timing of Payment of Performance Units/Shares.    (a) Except as provided below, payment of earned Performance Units/Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

        (b) At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with the terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit/Share Award.

        (c) At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned but not yet distributed to Participants in connection with grants of Performance Units and/or Performance Shares (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

        9.5    Termination of Relationship.    Subject to Article 14, in the event a Participant's employment or other relationship with the Company and/or its Subsidiaries is terminated during a Performance Period for any reason other than death, Disability or Retirement, all Performance Units/Shares shall be forfeited by the Participant to the Company. Subject to Article 14, in the event a Participant's employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated during a Performance Period due to death, Disability or Retirement, the Participant shall receive a prorated payout of the Performance Units/Shares, unless the Committee determines otherwise. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals. Subject to Article 14, unless the Committee determines otherwise in the event of a termination due to death, Disability or Retirement payment of earned Performance Units/Shares shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

        9.6    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by a Participant or the Participant's legal representative.

ARTICLE 10
PERFORMANCE MEASURES

        (a) Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of, or percentage changes in, any one or more of the following measurements: revenue, primary or fully-diluted earnings per Share, pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return or return on sales, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company's business, or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit, under one or more of such measures.

        (b) The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).

        (c) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and, thus, which use performance measures other than those specified above.

ARTICLE 11
BENEFICIARY DESIGNATION

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12
DEFERRALS

        The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13
RIGHTS OF EMPLOYEES, CONSULTANTS AND OTHERS

        13.1    Employment, Consulting or other Arrangements.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment, consulting arrangement or other affiliation at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement or other affiliation with the Company or any Subsidiary. For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting or other services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting or other arrangement or an interruption of the continuity thereof. Conversion of a Participant's employment relationship to a consulting or other arrangement shall not result in termination of previously granted Awards.

        13.2    Participation.    No Employee, consultant or other affiliated Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14
CHANGE OF CONTROL

        Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

        (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

        (b) Any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse; and

        (c) Unless otherwise specified in a Participant's Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

        15.1    Amendment, Modification and Termination.    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation. The Board may not, without shareholder approval, (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan.

        15.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 16
WITHHOLDING

        16.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

        16.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17
SUCCESSORS

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

ARTICLE 18
LEGAL CONSTRUCTION

        18.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        18.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if as if the illegal or invalid provision had not been included.

        18.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        18.4    Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        18.5    Governing Law.    To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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  EXHIBIT 10.9
ARTICLE 2 DEFINITIONS
ARTICLE 3 ADMINISTRATION
ARTICLE 4 SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
ARTICLE 5 ELIGIBILITY AND PARTICIPATION
ARTICLE 6 STOCK OPTIONS
ARTICLE 7 STOCK APPRECIATION RIGHTS
ARTICLE 8 RESTRICTED STOCK
ARTICLE 9 PERFORMANCE UNITS AND PERFORMANCE SHARES
ARTICLE 10 PERFORMANCE MEASURES
ARTICLE 11 BENEFICIARY DESIGNATION
ARTICLE 12 DEFERRALS
ARTICLE 13 RIGHTS OF EMPLOYEES, CONSULTANTS AND OTHERS
ARTICLE 14 CHANGE OF CONTROL
ARTICLE 15 AMENDMENT, MODIFICATION AND TERMINATION
ARTICLE 16 WITHHOLDING
ARTICLE 17 SUCCESSORS
ARTICLE 18 LEGAL CONSTRUCTION